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                        [Letterhead of Brown & Wood LLP]

                                                                    Exhibit 5(a)

                                    June 7, 2000

Merrill Lynch & Co., Inc.
4 World Financial Center
North Tower
New York, New York  10080

Ladies and Gentlemen:

     We have acted as your counsel and are familiar with the corporate proceedings had in connection with the proposed issuance and sale by Merrill Lynch & Co., Inc. (the "Company") of up to $15,000,000,000 aggregate principal amount of its senior debt securities, including Structured Yield Product Exchangeable for Stock, (the "Senior Debt Securities") and/or subordinated debt securities (the "Subordinated Debt Securities", and together with the Senior Debt Securities, the "Debt Securities"), both of which may be convertible into common stock, par value $1.33 per share, of the Company (the "Common Stock"), preferred stock, par value $1.00 per share, of the Company (the "Preferred Stock") or Depositary Shares representing Preferred Stock (the "Depositary Shares"); and/or warrants to purchase Debt Securities (the "Debt Warrants"); and/or warrants entitling the holders thereof to receive from the Company a payment or delivery determined by reference to decreases or increases in the level of an index or portfolio based on one or more equity or debt securities, any statistical measure of economic or financial performance, or the price or value of any commodity or any other item or index or a combination thereof (the "Index Warrants"); and/or warrants to receive from the Company the cash value in U.S. dollars of the right to purchase or to sell specified foreign currencies or units of two or more such foreign currencies (the "Currency Warrants"); and/or shares of Preferred Stock, which may be convertible into Preferred Stock or Common Stock or exchangeable for Debt Securities; and/or shares of Preferred Stock, which may be represented by Depositary Shares; and/or warrants to purchase shares of Preferred Stock (the "Preferred Stock Warrants"); and/or shares of Common Stock; and/or warrants to purchase shares of Common Stock (the "Common Stock Warrants"), in each case as shall be designated by the Company at the time of offering.

     We have examined such documents and records as we deemed appropriate, including the following:

     (a) a copy of the Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware;
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     (b)  copies of the Company's Registration Statement on Form S-3, as
          amended, relating to the Securities (as defined below) (the "Registration Statement");

     (c) a copy of the indenture with respect to the Senior Debt Securities between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank, successor by merger to Manufacturers Hanover Trust Company), as trustee, dated April 1, 1983, as amended and restated (such indenture, as further amended from time to time, the "1983 Senior Indenture"), in the form executed by the Company and The Chase Manhattan Bank;

     (d) a copy of the indenture with respect to the Senior Debt Securities between the Company and The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank, N.A.), as trustee, dated October 1, 1993 (the "1993 Senior Indenture"), in the form executed by the Company and The Chase Manhattan Bank;

     (e) a copy of the supplemental indenture with respect to the Senior Debt Securities between the Company and The Chase Manhattan Bank, as successor trustee, dated October 25, 1993 (the "1993 Supplemental Indenture") in the form executed by the Company and The Chase Manhattan Bank;

     (f) a copy of the indenture with respect to the Subordinated Debt Securities between the Company and The Chase Manhattan Bank, as trustee, dated December 17, 1996 (the "Subordinated Indenture"), in the form executed by the Company and The Chase Manhattan Bank;

     (g) a copy of the form of indenture with respect to Index Warrants which are to be issued with a minimum value payable upon expiration (a "Minimum Expiration Value") (including a form of global index warrant certificate) (the "Index Warrant Indenture") in the form filed or incorporated by reference as an exhibit to the Registration Statement;

     (h) a copy of the form of warrant agreement with respect to Index Warrants other than Index Warrants which are to be issued with a Minimum Expiration Value (including a form of global index warrant certificate) (the "Index Warrant Agreement") in the form filed or incorporated by reference as an exhibit to the Registration Statement;

     (i) a copy of the form of warrant agreement with respect to the Debt Warrants (including a form of global debt warrant certificate) (the "Debt Warrant Agreement") in the form filed or incorporated by reference as an exhibit to the Registration Statement;

     (j) a copy of the form of warrant agreement with respect to the Currency Warrants (including a form of global currency warrant certificate) (the "Currency Warrant Agreement") in the form filed or incorporated by reference as an exhibit to the Registration Statement;


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     (k)  a copy of the form of warrant agreement with respect to the Preferred
          Stock Warrants and the Common Stock Warrants (including a form of global warrant certificate) (the "Preferred Stock and Common Stock Warrant Agreement") in the form filed or incorporated by reference as an exhibit to the Registration Statement;

     (l) a copy of the form of certificate of designations with respect to the Preferred Stock (the "Certificate of Designations") in the form filed or incorporated by reference as an exhibit to the Registration Statement;

     (m) a copy of the form of deposit agreement with respect to the Depositary Shares (the "Deposit Agreement") in the form filed or incorporated by reference as an exhibit to the Registration Statement;

     (n) a copy of the form of certificate representing the Preferred Stock in the form filed or incorporated by reference as an exhibit to the Registration Statement; and

     (o) a specimen of the certificate representing the Common Stock in the form filed or incorporated by reference as an exhibit to the Registration Statement.

     The Debt Warrants, Index Warrants, Currency Warrants, Preferred Stock Warrants and Common Stock Warrants are hereinafter collectively referred to as the "Warrants". The Warrants, Debt Securities, Preferred Stock, Depositary Shares and Common Stock are hereinafter collectively referred to as the "Securities". The "1983 Senior Indenture" shall mean such indenture as amended by the Trust Indenture Reform Act of 1990. The 1983 Senior Indenture, 1993 Senior Indenture and the 1993 Senior Indenture as supplemented by the 1993 Supplemental Indenture are hereinafter collectively referred to as the "Senior Indentures". The Senior Indentures, Subordinated Indenture and Index Warrant Indenture, including any supplemental indenture thereto, are hereinafter collectively referred to as the "Indentures". The Debt Warrant Agreement, Currency Warrant Agreement, Index Warrant Agreement and Preferred Stock and Common Stock Warrant Agreement are hereinafter collectively referred to as the "Warrant Agreements".

     Based upon the foregoing and upon such further investigation as we deem relevant in the premises, we are of the opinion:

     1. The Company has been duly incorporated under the laws of the State of Delaware.

     2. The Senior Indentures and the Subordinated Indenture have each been duly and validly authorized, executed and delivered by the Company and, as amended by the Trust Indenture Reform Act of 1990 in the case of the 1983 Senior Indenture, constitute valid and binding agreements of the Company, enforceable in accordance with their respective terms.

     3. When appropriate corporate action has been taken to authorize the Company to execute and deliver any applicable Index Warrant Indenture, supplemental indenture or Warrant Agreement, to fix the terms of one or more issues of Securities under an Indenture or Warrant Agreement and to authorize their issue, and such Indenture or Warrant Agreement shall have


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been duly executed and delivered by the Company and the trustee or warrant agent, and when the Securities with terms so fixed shall have been duly authenticated or countersigned by the trustee or warrant agent, as the case may be, and duly issued under the respective Indenture or Warrant Agreement in accordance with such corporate action, such Indentures and/or Warrant Agreements and such Securities will constitute valid and binding agreements of the Company, enforceable in accordance with their terms.

     4. When appropriate corporate action has been taken by the Company to fix the terms of one or more series of the Preferred Stock as contemplated in the Registration Statement, to authorize the execution and filing with the Secretary of State of the State of Delaware of a Certificate of Designations relating thereto and to authorize the issuance of shares thereof, and when such Certificate of Designations shall have been so executed and filed by the Company and Preferred Stock with the terms so fixed shall have been duly issued and delivered by the Company against payment of the consideration therefor or for Depositary Shares representing interests therein in accordance with such corporate action, such Preferred Stock will be validly issued, fully paid and non-assessable.

     5. When appropriate corporate action has been taken by the Company to authorize the execution and delivery of a Deposit Agreement, and when such Deposit Agreement shall have been duly executed and delivered by the Company and the depositary, such Deposit Agreement will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms.

     6. When appropriate corporate action has been taken by the Company to authorize the issuance and deposit of Preferred Stock with a depositary pursuant to a Depositary Agreement and the issuance of Depositary Shares representing interests therein, and when such Preferred Stock shall have been duly issued and so deposited and such depositary shall have duly issued and delivered depositary receipts evidencing such Depositary Shares against payment of the consideration therefor in accordance with such corporate action, such Depositary Shares will represent valid interests in the Preferred Stock so deposited and shall entitle the holders thereof to the rights specified in the depositary receipts evidencing the Depositary Shares and in the applicable Deposit Agreement.

     7. When appropriate corporate action has been taken by the Company to authorize the issuance of shares of Common Stock, such Common Stock, when issued, delivered and paid for as contemplated in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

     With respect to enforcement, the above opinions are qualified to the extent that enforcement of the Indentures, Warrant Agreements, Securities and Deposit Agreement may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles, and further to the extent that enforcement of any Securities denominated in other than United States dollars may be limited by requirements that a claim (or foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law. We have further assumed with respect to enforcement that, when fixed, the



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terms of the Securities will comply with all applicable "bucket shop" or similar state laws, or have the availability of federal preemption therefrom.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and any amendment thereto.

                                    Very truly yours,


                                    /s/ Brown & Wood LLP



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